UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 6, 2009

____________________

ICO, INC.
(Exact name of registrant as specified in its charter)

Texas (State or other jurisdiction of incorporation)	0-10068 (Commission File Number)	76-0566682 (I.R.S. Employer Identification No.)

1811 Bering Drive, Suite 200
Houston, Texas 77057
(Address of principal executive offices and zip code)

(713) 351-4100
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                      Departure of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 6, 2009, the Board of Directors (“Board”) of ICO, Inc. (the “Company”) approved a new severance policy applicable to all employees of the Company’s U.S. operating entities, including the Company’s named executive officers who do not otherwise have employment agreements.  The severance policy provides for severance payments upon termination without cause, and will apply to certain named executive officers, namely A. John Knapp, Jr. (Chief Executive Officer and President), Stephen E. Barkmann (President – Bayshore Industrial), and Eric Parsons (President – ICO Polymers North America).  The severance policy amends sections 10.1 and 10.2 in the Company’s employee handbooks applicable to all U.S. employees, and is filed herewith as Exhibit 10.1.  Pursuant to the severance policy, subject to other terms and conditions of the policy described therein, employees terminated without cause may become entitled to a severance benefit equal to two weeks of pro-rata base pay for each year of completed service (not to exceed twelve months’ base pay), plus payment by the Company of COBRA continuation coverage for a corresponding time period not to exceed 12 months.

On August 6, 2009, the Board approved a change in control severance plan (“COC Plan”) applicable to certain employees, including the Company’s named executive officers (Derek Bristow – President ICO Europe and ICO Asia Pacific, Bradley T. Leuschner – Chief Financial Officer and Treasurer, and Messrs. Knapp, Barkmann and Parsons).  The COC Plan is filed herewith as Exhibit 10.2.  Each named executive officer’s participation in the COC Plan is subject to the named executive officer executing a participant agreement with the Company.  Pursuant to the COC Plan and the participant agreements to be offered to the named executive officers, in the event of a Covered Termination (as defined in the COC Plan), and subject to other terms and conditions described in the COC Plan, the named executive offers who become participants in the COC Plan would be entitled to a severance benefit equal to two times current annual base pay, plus payment by the Company of COBRA continuation coverage for up to 12 months.

Item 8.01                      Other Events

On August 6, 2009, the Board approved the Non-Employee Director Cash Compensation Schedule filed herewith as Exhibit 10.3, to be effective as of January 1, 2009.  Exhibit 10.3 is identical in all respects to such schedule previously in effect, with the exception of the addition of provision 1(c) in the schedule, which permits the Chairman of the Board to authorize payment of a daily stipend to Board members in exceptional and time-consuming circumstances, as more specifically described in the schedule.

Item 9.01                      Financial Statements and Exhibits.

(d) Exhibits
Exhibit	Description
10.1	Severance Policy (applicable to U.S. employees including named executive officers)
10.2	Change in Control Severance Plan
10.3	Non-Employee Director Cash Compensation Schedule

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ICO, INC.

Date: August 12, 2009	By:	/s/ Bradley T. Leuschner
	Name:	Bradley T. Leuschner
	Title:	Chief Financial Officer and Treasurer